UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 7, 2008

Quest Software, Inc.

(Exact name of registrant as specified in its charter)

California	000-26937	33-0231678
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5 Polaris Way, Aliso Viejo, California	92656
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (949) 754-8000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b), (c) and (d) On October 7, 2008, Quest Software, Inc. (“Quest”) appointed Douglas F. Garn, age 49, as president and chief executive officer. Mr. Garn was also elected to Quest’s board of directors to fill a vacancy that had existed since August 6, 2008, the expiration of Jerry Murdock’s term as a director. Quest also appointed Vincent C. Smith, age 44, as executive chairman of the board of directors. These appointments are effective immediately. A copy of the press release announcing these appointments is attached as Exhibit 99.1 to this Report and is incorporated herein by reference.

Mr. Garn joined Quest in 1998 and, prior to his appointment as president and chief executive officer, had served as the company’s president since February 2005. Prior to that, he served as Quest’s vice president of worldwide sales. Mr. Smith joined Quest as a director in 1995 and was appointed chairman of the board in 1998. Prior to his appointment as executive chairman, Mr. Smith had also served as Quest’s chief executive officer since 1997.

No changes were made to the compensation arrangements for either Mr. Garn or Mr. Smith in connection with their respective appointments.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press release issued by Quest Software, Inc. on October 8, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUEST SOFTWARE, INC.

Date: October 8, 2008	By:	/s/ Scott J. Davidson
Scott J. Davidson
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Exhibit Title or Description

99.1	Press release issued by Quest Software, Inc. on October 8, 2008.